Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

 We consent to the incorporation by reference in Registration Statements No. 333-135485 and No. 333-146557 on Form S-3 of our report dated March 16, 2009, relating to the financial statements of Madisonville Gas Processing, LP for the years ended December 31, 2006 and 2007 appearing in Form 8-K/A (Amendment No. 2) of GeoPetro Resources Company.

/s/ Deloitte & Touche, LLP
Denver, Colorado
April 6, 2009